Exhibit 99.1

Press Release

CONTACT:                               Tricia Haugeto
(303) 386-1193
thaugeto@arraybiopharma.com

JOHN A. ORWIN JOINS ARRAY BIOPHARMA BOARD OF DIRECTORS

Industry veteran brings oncology experience, big pharma perspective, and commercial expertise

Boulder, Colo., (November 7, 2012) —Array BioPharma Inc. (NASDAQ: ARRY) today announced that as part of its continued evolution toward late-stage development and commercialization, John A. Orwin, chief executive officer of Affymax, Inc., joined the Company’s board of directors, effective November 6, 2012.

Mr. Orwin has served as the chief executive officer of Affymax since 2011, after joining the company in 2010 as its chief operating officer.  Previously, he held leadership roles in marketing, sales, and operations for major pharmaceutical companies including Genentech, Johnson & Johnson, Alza Pharmaceuticals, Rhone-Poulenc Rorer, and Schering-Plough Corporation.

Mr. Orwin brings a track record of substantial accomplishment in the pharmaceutical industry to Array’s board of directors. Over his career, Mr. Orwin has built successful businesses and commercialized a range of blockbuster products.  Most recently, he led the approval and launch of Omontys®, a hematology product for the treatment of anemia in chronic kidney disease.  Prior to joining Affymax, he led Genentech’s BioOncology business unit and grew a portfolio of cancer-fighting products including Avastin®, Rituxan®, Herceptin® and Tarceva® to over $7 billion in U.S. sales.  Earlier in his career, he was responsible for the successful launch of Taxotere®, exceeding budget and forecast expectations.

Ron Squarer, chief executive officer of Array, noted, “At a time when Array is moving towards commercialization of our pipeline, John has the perfect background to complement the expertise of our board of directors.  His track record of building successful sales and marketing teams in oncology for major pharma companies, along with building brands that are respected by physicians and patients alike, will be invaluable as we focus our efforts in oncology and continue our evolution to late-stage development and commercialization.”

John Orwin added, “I have admired Array and the way it has built and advanced an impressive development pipeline.  I’m honored to join the company’s board at such an important time in its history, when it is poised to transition to late-stage development, and ultimately commercialization of its drugs. I look forward to working with Ron and my fellow board members to make this happen.”

About Array BioPharma

Array BioPharma Inc. is a biopharmaceutical company focused on the discovery, development and commercialization of targeted small-molecule drugs to treat patients afflicted with cancer.

Array is evolving into a late-stage development company, with two wholly-owned programs, ARRY-614 and ARRY-520, and three partnered programs, selumetinib (with AstraZeneca), MEK162 (with Novartis), and danoprevir (with InterMune / Roche), having the potential to begin Phase 3 or pivotal trials by the end of calendar year 2013.  For more information on Array, please go to www.arraybiopharma.com.

Forward-Looking Statement

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements about the potential for the results of ongoing preclinical and clinical trials to support regulatory approval or the marketing success of drug candidates, our future plans to progress and develop our proprietary programs and the plans of our collaborators to progress and develop programs we have licensed to them, and our plans to build a late-stage development company. These statements involve significant risks and uncertainties, including those discussed in our most recent annual report filed on Form 10-K, in our quarterly reports filed on Form 10-Q, and in other reports filed by Array with the Securities and Exchange Commission. Because these statements reflect our current expectations concerning future events, our actual results could differ materially from those anticipated in these forward-looking statements as a result of many factors. These factors include, but are not limited to, our ability to continue to fund and successfully progress internal research and development efforts and to create effective, commercially viable drugs; risks associated with our dependence on our collaborators for the clinical development and commercialization of our out-licensed drug candidates; the ability of our collaborators and of Array BioPharma Inc. to meet objectives tied to milestones and royalties; our ability to effectively and timely conduct clinical trials in light of increasing costs and difficulties in locating appropriate trial sites and in enrolling patients who meet the criteria for certain clinical trials; risks associated with our dependence on third-party service providers to successfully conduct clinical trials within and outside the United States; our ability to achieve and maintain profitability and maintain sufficient cash resources; the extent to which the pharmaceutical and biotechnology industries are willing to in-license drug candidates for their product pipelines and to collaborate with and fund third parties on their drug discovery activities; our ability to out-license our proprietary candidates on favorable terms; and our ability to attract and retain experienced scientists and management. We are providing this information as of November 7, 2012. We undertake no duty to update any forward-looking statements to reflect the occurrence of events or circumstances after the date of such statements or of anticipated or unanticipated events that alter any assumptions underlying such statements.

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